Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-128789 and No. 333-195690) pertaining to the Ameriprise Financial 2005 Incentive Compensation Plan,

•	Registration Statements (Form S-8 No. 333-128790 and No. 333-156074) pertaining to the Ameriprise Financial 401(k) Plan,

•
Registration Statements (Form S-8 No. 333-128791, No. 333-150677, No. 333-181008 and No. 333-219786) pertaining to the Ameriprise Financial Franchise Advisor Deferred Compensation Plan (formerly the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors),

•	Registration Statement (Form S-3ASR No. 333-223309) of Ameriprise Financial, Inc.,

•	Registration Statement (Form S-8 No. 333-156075) pertaining to the Ameriprise Financial 2008 Employment Incentive Equity Award Plan,

•	Registration Statement (Form S-8 No. 333-159025) pertaining to the Ameriprise Advisor Group Deferred Compensation Plan;

of Ameriprise Financial, Inc. of our report dated February 26, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 26, 2019